Commission File No. 000-28315

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
Midland International Corporation (Name of Registrant as Specified in its Charter)
Payment of Filing Fee (check the appropriate box):
☒	None required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	1	Title of each class of securities to which transaction applies: __________________________
	2	Aggregate number of securities to which transaction applies: _________________________
3

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined): __________________________________________________________________________

	4	Proposed maximum aggregate value of transaction: _________________________________
	5	Total fee paid: ______________________________________________________________
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1	Amount previously paid: _________________________________________________________
	2	Form, Schedule or Registration Statement No.: ________________________________________
	3	Filing Party: ___________________________________________________________________
Date Filed: _____________________________________________________________________

MIDLAND INTERNATIONAL CORPORATION

12650 Jane Street

King City, Ontario, Canada L7B 1A3

(905) 833-9845

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to shareholders of Midland International Corporation, a Nevada corporation (the “Company”), on or about August __, 2007, in connection with certain shareholder action taken by written consent of the holders of a majority of our outstanding shares entitled to vote at a meeting of shareholders to approve amendments to our Articles of Incorporation, as amended, substantially in the form attached as Exhibit “A” to this Information Statement (the “Amendments”). The purpose of the Amendments is to increase our authorized capital stock from 105,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share, to 205,000,000 shares of authorized capital, consisting of 200,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share, and to change our name to “Lumonall, Inc.”

Our Board of Directors approved the Amendments on February 7, 2007, by written unanimous consent, and recommended that the Amendments be approved by our shareholders. The Amendments require the approval of holders of a majority of the shares entitled to vote at a shareholder meeting. Under Nevada law, we are permitted to obtain approval of the Amendments by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendments at a meeting at which all shares entitled to vote thereon were present and voted. On June 7, 2007, holders of a majority of the voting capital stock acted by written consent to approve the Amendments.

We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

Shareholders of record at the close of business on June 7, 2007 (the “Record Date”), are entitled to receive this Information Statement. As the Amendments have been duly approved by shareholders holding a majority of our voting capital stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

The Amendments will become effective when filed with the Secretary of State of the State of Nevada. We anticipate that the filing of the Amendments will occur after dissemination of this Information Statement to our shareholders, which is expected to occur on or about August __, 2007.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is ______ , 2007

_____________________________________________________

AMENDMENTS TO ARTICLES OF INCORPORATION

On February 7, 2007, our Board of Directors, by written unanimous consent, authorized and recommended that our shareholders approve the Amendments. On June 7, 2007, shareholders representing a majority of our voting capital stock outstanding consented in writing to the Amendments. The purpose of the Amendments is to increase our authorized capital stock from 105,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share, to 205,000,000 shares of authorized capital, consisting of 200,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock having a par value of $.001 per share, and to change our name to “Lumonall, Inc.”

The Amendments will become effective upon filing of a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”), attached hereto as Exhibit A, with the Secretary of State of the State of Nevada, but our Board of Directors reserves the right to not make such filing if it deems it appropriate not to do so.

PURPOSE AND EFFECT OF THE NAME CHANGE (the “Name Change”)

The Company is the holder of USA licensing rights and North American manufacturing rights of photoluminescent (PLM) products, particularly “Exit” signs and Safety Way Guidance Systems concentrating on safety, environmental issues and cost savings. The Company’s Exit signs are composed of photoluminescent material called “lumonall” which is derived from a stable, non-toxic element and has superior light-emitting duration, fast re-charge capability, and is weatherproof and graffiti resistant. We believe that it is in the best interest of the Company and its stockholders to affect the Name Change so as to more accurately reflect the nature of the business we are engaged in.

For this reason our Board of Directors has chosen to adopt and recommend the Name Change.

Certain Effects of the Name Change

The Board of Directors of the Company has determined that all shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Company’s Transfer Agent, which certificates will continue to represent fully paid and non-assessable shares of the Common Stock of the Company. The Name Change will not change any of the terms of our Common Stock and holders thereof will have the same voting rights and rights to dividends and distributions and each shareholder’s percentage ownership of Company will not be altered.

Upon the Effective Date of the Name Change, we anticipate that our Common Stock will continue to be listed on the OTCBB, and that the trading symbol will be changed from “MLIC” to a symbol that will reflect the change of our corporate name. Our Name Change and the anticipated change of our trading symbol will not have any affect on the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “Midland International Corporation” will continue to be valid and to represent shares of our Company. The Name Change will be reflected by book entry. Stockholders holding physical certificates should not destroy those certificates or surrender them to us for reissue; certificates bearing the name “Midland International Corporation” should be retained in a secure location, as they will continue to represent shares of our Company.

PURPOSE AND EFFECT OF THE INCREASE IN AUTHORIZED CAPITALIZATION (the “Increase in Authorized Common Stock”)

The Company has only approximately 2,702,346 shares of its authorized Common Stock available for general corporate purposes. The Company has taken certain actions that require it to issue 7,000,000 additional shares of its Common Stock in order to obtain the rights to acquire the license rights to the pigments and production of the foil used in the manufacturing of photoluminous material and begin to implement its new business plan more fully described in the Company’s reports filed with the Securities and Exchange Commission on Form 8-K dated July 2, 2007 and in the Company’s Form 10-KSB for its fiscal year ended March 31, 2007. In addition, the Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future financings, possible future acquisition transactions, possible future awards under employee benefit plans, stock dividends, stock splits and other corporate purposes. Therefore, the Board of Directors approved the Increase in Authorized Common Stock as a means of providing it with the flexibility to act with respect to the issuance of Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Articles of Incorporation at that time.

Other than the dilution to existing shareholders resulting from the anticipated issuance of shares of the Company’s Common Stock described above, the Increase in Authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, under the laws of the State of Nevada, authorized, unissued and unreserved shares may be issued for such consideration (not less than par value) and for such purposes as the Board of Directors may determine without further action by the stockholders. The issuance of such additional shares may, under certain circumstances, result in further dilution of the equity or earnings per share of the existing stockholders.

Other than as described herein, the Board of Directors has no current specific plans to authorize the issuance of additional shares of Common Stock or securities exercisable for, or convertible into, Common Stock. The approval of the Increase in Authorized Common Stock will give the Board of Directors more flexibility to pursue opportunities to engage in possible future financing transactions involving Common Stock or securities convertible into Common Stock. However, at this time, no decision to proceed with any such transaction has been made and no determination as to the type or amount of securities that might be offered has been made, should a possible future transaction be pursued.

Certain Effects of the Increase in Authorized Common Stock

The Increase in Authorized Common Stock was not approved as a means of preventing or dissuading a change in control or a takeover of the Company. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the Increase in Authorized Common Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for Common Stock.

Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders. The Increase in Authorized Common Stock does not change the terms of the Common Stock as set forth in the Company’s Articles of Incorporation, as amended. The additional shares of Common Stock authorized by the Increase in Authorized Common Stock will have the same voting rights, the same rights to dividends and distributions, and will be identical in all other respects to the shares of Common Stock now authorized.

For this reason our Board of Directors has chosen to adopt and recommend the Increase in Authorized Common Stock.

MANNER OF EFFECTING THE AMENDMENTS

The Amendments will be effected by the filing of a Certificate of Amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada. The Amendments will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the “Effective Date”).

Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent. All certificates heretofore issued will continue to represent fully paid and non-assessable shares of the Common Stock of the Company. The Amendments will not change any of the terms of our Common Stock and holders thereof will have the same voting rights and rights to dividends and distributions and each shareholder’s percentage ownership of Company will not be altered.

NO RIGHTS OF APPRAISAL

Under the laws of the State of Nevada, shareholders are not entitled to appraisal rights with respect to the Amendments, and we will not independently provide shareholders with any such right.

VOTE REQUIRED

The Amendments require the approval of the holders of a majority of the shares entitled to vote at a shareholder meeting on the Record Date of June 7, 2007. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 97,297,654 shares of our Common Stock issued and outstanding as of the Record Date. On that date, shareholders representing 50,072,400 shares (51.4%) entitled to vote at a meeting, which is a majority of the shares outstanding, consented in writing to the Amendments.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our Company’s Common Stock as of June 7, 2007, the Record Date of the Amendments, by (i) each person known to the Company to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next sixty days. Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership

Prolink Holdings AS Sikterigata 9 N-8622 Mo I Rana Norway	20,000,000	20.3%

John G. Simmonds (1)(2) 1640 16th Ave. King City, ON L7B 1A3	7,230,000(2)	7.4%

Carrie J. Weiler (1)(3) 69 McCutcheon Ave. Nobleton, ON L0G 1N0	1,972,000	2.0%

All executive officers and directors as a group (2 persons)	37,202,000	9.4%

____________________

(*)	Less than one percent.
(1)	Executive officer or director.
(2)	Includes 7,230,000 shares of Common Stock directly owned by John Simmonds.
(3)	Ms. Weiler beneficially owns such shares through Jancar Investments Corp., a corporation controlled by her.

_____________________

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copies at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the 1934 Act Filings of issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Except for an aggregate of 5,000,000 shares to be issued to Mr. John Simmonds, our Chief Executive Officer, no officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the action taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by our Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Midland International Corporation
12650 Jane Street
King City, Ontario, Canada L7B 1A3
(905) 833-9845

BY ORDER OF THE BOARD OF DIRECTORS

John G. Simmonds, Chief Executive Officer

King City, Ontario, Canada

August __, 2007

EXHIBIT (A)

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretary of state. biz

____________________________________

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

____________________________________

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	Midland International Corporation.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE FIRST: The name of the corporation is Lumonall, Inc.

The following paragraph shall be substituted for and inserted in the place and stead of the first paragraph of Article Fifth:

ARTICLE FIFTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is Two Hundred Five Million (205,000,000), of which Two Hundred Million (200,000,000)
shares having a par value of $.001 per share shall be of a class designated “Common Stock” (or “Common
Shares”) and Five Million (5,000,000) shares having a par value of $.001 per share shall be of a class designated
“Preferred Stock” (or “Preferred Shares”). All shares of the Corporation shall be issued for such consideration or
considerations as the Board of Directors may from time to time determine. The designations,	voting powers,
preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 50,072,400.

4. Effective date of filing (optional):	____________________________________
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):	X___________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007 Revised on 01/01/07